AMENDMENT NO. 1. TO MASTER SERVICING AND TRUST AGREEMENT

THIS AMENDMENT NO. 1 TO MASTER SERVICING AND TRUST AGREEMENT (this “Amendment”), dated as of August 1, 2005, is hereby executed by and among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), WACHOVIA BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”) under the Trust Agreement, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as securities administrator (in such capacity, the “Securities Administrator”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as master servicer (the “Master Servicer”).

PRELIMINARY STATEMENT

The Depositor, the Trustee, the Securities Administrator and the Master Servicer have heretofore entered into the Master Servicing and Trust Agreement (the “Trust Agreement”), dated as of February 1, 2005.

The Depositor, the Trustee, the Securities Administrator and the Master Servicer have agreed to amend the Trust Agreement in accordance with the terms hereof and in accordance with Section 13.01 of the Standard Terms to Master Servicing and Trust Agreement (February 2005 Edition).

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the Depositor, the Trustee, the Securities Administrator and the Master Servicer agree as follows:

Section 1.        Defined Terms.  Unless otherwise defined herein, terms defined in the Trust Agreement are used herein as defined therein.

Section 2.        Amendments.  Section 1.01 of the Trust Agreement is hereby amended as follows:

(a)        The current definition of “Available Distribution Amount” is hereby removed and replaced with the following:

“‘Available Distribution Amount’:  For any Distribution Date and any Collateral Group, the sum of the Applicable Fractions for each Mortgage Loan contributing to such Collateral Group of the following amounts:

(1)        the total amount of all cash received from or on behalf of the Mortgagors or advanced by the applicable Servicer (or the Master Servicer in the event the applicable Servicer fails to make such required advances, or by the Securities Administrator in the event the Master Servicer fails to make any such required advances, in each case pursuant to Section 3.05 of the Standard Terms) on the Mortgage Loans contributing to such Collateral Group and not previously distributed (including P&I Advances made by such Servicer (or by the Master Servicer in the event the applicable Servicer fails to make such required advances, or by the Securities Administrator in the event the Master Servicer fails to make any such required advances, in each case pursuant to Section 3.05 of the Standard Terms), Compensating Interest Payments made by such Servicer (or the Master Servicer) and proceeds of Mortgage Loans that are liquidated), except:

(a)        all Scheduled Payments collected but due on a Due Date after such Distribution Date;

(b)        all Curtailments received after the previous calendar month;

(c)        all Payoffs received after the previous calendar month (together with each interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans contributing to such Collateral Group for the period after the previous calendar month) (together with each interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans contributing to such Collateral Group for the period after the first day of the current calendar month);

(d)        Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans contributing to such Collateral Group after the previous calendar month;

(e)        all amounts in the Certificate Account from Mortgage Loans contributing to such Collateral Group that are then due and payable to the applicable Servicer under the related Sale and Servicing Agreement;

(f)        the Servicing Fee and the Master Servicing Fee for each Mortgage Loan in such Group, net of any amounts payable as compensating interest by the applicable Servicer on that Distribution Date;

(g)        any amounts payable in respect of any primary mortgage insurance policy;

(h)        all related indemnification amounts and other amounts reimbursable on such Distribution Date to the Securities Administrator or the Trustee or the Master Servicer;

(i)         all expenses of the Trust Estate paid after the immediately preceding Distribution Date; and

(j)         any Fair Market Value Excess remaining after the optional termination of the Trust Estate pursuant to Section 4.03; and

(2)        the total amount of any cash received by the Securities Administrator or the applicable Servicer (or the Master Servicer) from the repurchase by the applicable Loan Seller of any Mortgage Loans contributing to such Collateral Group as a result of defective documentation or breach of representations and warranties (provided that the obligation to repurchase arose before the related Due Date); provided further that the Available Distribution Amount for REMIC I-2 and REMIC I-3 shall be the amounts distributed by REMIC I-1 and REMIC I-2, respectively.

provided that interest with respect to any Mortgage Loan that relates to two Collateral Groups shall be included in the Available Distribution Amount for each related Collateral Group as follows: first, to the Collateral Group with the lower Effective Net Rate, interest to the extent accrued on the Applicable Fraction of the principal of such Mortgage Loan at the Effective Net Rate for such Collateral Group; and second, to the other Collateral Group related to such Mortgage Loan.”

(b)        The current definition of “Senior Liquidation Amount” is hereby removed and replaced with the following:

“‘Senior Liquidation Amount’ For any Distribution Date and any Collateral Group (other than Collateral Group P), the aggregate, for each Mortgage Loan contributing to such Collateral Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, of the Applicable Fraction of the lesser of (i) the related Senior Collateral Group Percentage of the scheduled principal balance of such Mortgage Loan and (ii) the applicable Senior Prepayment Percentage of the Liquidation Principal derived from such Mortgage Loan.”

Section 3.        Miscellaneous.

(a)        Except as modified and expressly amended by this Amendment, the Trust Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

(b)        THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(c)        This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all of such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Depositor, the Trustee, the Securities Administrator and the Master Servicer have caused this Amendment to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

                                                                        GS MORTGAGE SECURITIES CORP.,

                                                                              as Depositor

                                                                        By:  /s/ Greg A. Finck

                                                                        Name: Greg A. Finck

                                                                        Title:   Vice President

                                                                        WACHOVIA BANK, NATIONAL

                                                                              ASSOCIATION,

                                                                              not in its individual capacity, but solely in

                                                                              its capacity as Trustee under the Trust

                                                                              Agreement

                                                                        By:  /s/ Patricia O’Neill-Manella

                                                                        Name: Patricia O’Neill-Manella

                                                                        Title:   Vice President

                                                                        JPMORGAN CHASE BANK, NATIONAL

                                                                              ASSOCIATION,

                                                                              not in its individual capacity, but solely in its

                                                                              capacity as Securities Administrator and

                                                                              Master Servicer

                                                                        By:  /s/ Annette M. Marsula

                                                                        Name: Annette M. Marsula

                                                                        Title:   Vice President

STATE OF NEW YORK                    )

                                                            )  ss.:

COUNTY OF NEW YORK               )

The foregoing instrument was acknowledged before me in the County of New York, this ____ day of July 2005, by _____________________, __________________ for GS Mortgage Securities Corp., a Delaware corporation, on behalf of the corporation.

Notary Public

My Commission expires:

STATE OF                                          )

                                                            )  ss.:

COUNTY OF                                      )

The foregoing instrument was acknowledged before me in the County of _____________________, this ____ day of July 2005, by _____________________ of Wachovia Bank, National Association, on behalf of the company.

Notary Public

My Commission expires:

STATE OF

                                                            )  ss.:

COUNTY OF                                      )

On the _____ of July 2005 before me, a Notary Public in and for said State, personally appeared __________________ known to me to be a __________________ of JPMorgan Chase Bank, National Association, the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

My Commission expires: